SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	April	20,	2007
Date of Earliest Event Reported:	April	12,	2007

MEDICAL INTERNATIONAL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-31469	84-1509950

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1872 Beaulac Street, Ville Saint-Laurent
Montreal, Quebec, Canada HR4 2E7

(Address of Principal Executive Offices)

(514) 339-2885

Registrants Telephone Number

(Former Name or Address of Registrant)

Medical International Technology, Inc. Report on Form 8-K

Item 4.01 Changes in Registrant’s Certifying Accountant

Medical International Technology, Inc. has elected to change from the auditing accountant firm of:

Schwartz Levitsky Feldman, LLP 1980 Sherbrooke West, 10th Floor Montreal, Quebec, Canada H3H 1E8

To the auditing accountant firm of:

PS Stephenson & Co., P.C. Scott Stephenson, Partner Certified Public Accountants Wharton, TX (principal office)

In the recent fiscal year the audit functions with our prior accountants were relocated to offices in Toronto. As a result the company has had difficulty adapting to the needs of coordinating with two offices.

The Board of Directors of Medical International Technology, Inc. approved the change in accounting firm as of April 12, 2007. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

Medical International Technology, Inc. has never had nor anticipates having, nor had during the two most recent fiscal years or any subsequent interim period preceding the date of change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

During the September 30, 2006 audit engagement, management may not have provided all requested audit documentation and/or information to allow Schwartz Levitsky Feldman LLP to complete the audit of Medical International Technology, Inc. for the year ended September 30, 2006.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or accounting principles.

Item 7. Financial Statements and Exhibits

Medical International Technology, Inc., in compliance with Regulation S-B Item 304(a)(3), provides herein the following exhibit.

Exhibit 16	Former Accountant letter on change in certifying accountant.

Medical International Technology, Inc. Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

Date: April 20, 2007	By:	\s\	Karim Menassa, President

Karim Menassa
President

Date: April 20, 2007	By:	\s\	Michel Bayouk, Secretary

Michel Bayouk
Secretary